EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period July 1 - December 31, 2011

         Underwriter
       Purchase from Whom   Principal Amount of
Fund Name       Date  Purchased   Purchase by Advisor

EQ/Franklin Core Balanced Portfolio (BlackRock - BIG C) 07/05/11 Merrill Lynch, Pierce,
         Fenner & Smith Inc.  $7,000,000

EQ/Global Bond PLUS Portfolio (BlackRock)  07/05/11 Merrill Lynch, Pierce,
         Fenner & Smith Inc.  $7,000,000

EQ/Morgan Stanley Mid Cap Growth Portfolio  07/08/11 UBS Securities   $4,071,037

EQ/Morgan Stanley Mid Cap Growth Portfolio  07/27/11 Barclays Capital  $6,649,126

EQ/Global Bond Plus Portfolio (BlackRock)  08/16/11 Citigroup Global Markets, Inc. $4,500,000

EQ/Franklin Core Balanced Portfolio (BlackRock - BIG C) 08/30/11 U.S. Bancorp Investments, Inc. $3,000,000

EQ/Global Bond Plus Portfolio (BlackRock)  08/30/11 U.S. Bancorp Investments, Inc. $3,000,000

EQ/Large Cap Growth PLUS Portfolio (Marsico)  09/09/11 Various Brokers  *  $34,750,000

EQ/Wells Fargo Omega Growth Portfolio   09/09/11 Goldman Sachs (USA)  $52,125,000

EQ/Franklin Core Balanced Portfolio (BlackRock - BIG C) 11/02/11 Deutsche Bank Securities Inc. $35,000,000

EQ/Global Bond Plus Portfolio (BlackRock)  11/02/11 Deutsche Bank Securities Inc. $35,000,000

EQ/Morgan Stanley Mid Cap Growth Portfolio  11/03/11 Goldman Sachs   $50,000,000

EQ/Wells Fargo Omega Growth Portfolio   11/03/11 Morgan Stanley   $300,000

EQ/Morgan Stanley Mid Cap Growth Portfolio  11/16/11 JP Morgan   $56,800,000

EQ/Global Multi-Sector Equity Portfolio
(Morgan Stanley)     12/05/11 Goldman Sachs International $100,231,303

EQ/Morgan Stanley Mid Cap Growth Portfolio  12/05/11 Nomura Securities International $100,231,303

EQ/Wells Fargo Omega Growth Portfolio   12/07/11 CitiGroup   $21,645,000

EQ/Morgan Stanley Mid Cap Growth Portfolio  12/15/11 Goldman Sachs   $100,000,000

       Aggregate   Commission
       Amount  Purchase  Spread or
Fund Name      of Offering Price  Profit  Security
EQ/Franklin Core Balanced Portfolio (BlackRock - BIG C) $500,000,000 $99.835  0.45%  General Dynamics Corporation

EQ/Global Bond PLUS Portfolio (BlackRock)  $500,000,000 $99.835  0.45%  General Dynamics Corporation

EQ/Morgan Stanley Mid Cap Growth Portfolio  $1,058,329,127 $7.20 HKD $0.18 HKD Sun Art Retail Group Ltd.

EQ/Morgan Stanley Mid Cap Growth Portfolio  $422,750,000 $19.00  $1.235   Dunkin Brands Group Inc.

EQ/Global Bond Plus Portfolio (BlackRock)  $700,000,000 $99.654  0.55%  Nabors Industries, Inc. PNC

EQ/Franklin Core Balanced Portfolio (BlackRock - BIG C) $350,000,000 $99.967  0.65%  Commonwealth Edison Company

EQ/Global Bond Plus Portfolio (BlackRock)  $350,000,000 $99.967  0.65%  Commonwealth Edison Company

EQ/Large Cap Growth PLUS Portfolio (Marsico)  $868,750,000 $34.75   $1.042   Dollar General Corporation

EQ/Wells Fargo Omega Growth Portfolio   $868,750,000 $34.75   $1.042   Dollar General Corporation

EQ/Franklin Core Balanced Portfolio (BlackRock - BIG C) $750,000,000 $99.085  0.65%  EQT Corp

EQ/Global Bond Plus Portfolio (BlackRock)  $750,000,000 $99.085  0.65%  EQT Corp

EQ/Morgan Stanley Mid Cap Growth Portfolio  $700,000,000 $20.00   6.00%  Groupon, Inc.

EQ/Wells Fargo Omega Growth Portfolio   $700,000,000 $20.00   6.00%  Groupon, Inc.

EQ/Morgan Stanley Mid Cap Growth Portfolio  $621,250,000 $71.00   2.90%  Linkedin Corp

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley)$1,171,035,723 $1300.00 JPY  4.20%  NEXON Co. Ltd

EQ/Morgan Stanley Mid Cap Growth Portfolio  $1,171,035,723 $1300.00 JPY  4.20%  NEXON Co. Ltd

EQ/Wells Fargo Omega Growth Portfolio   $975,000,000 $39.00   3.50%  Dollar General Corp

EQ/Morgan Stanley Mid Cap Growth Portfolio  $1,000,000,000 $10.00   3.25%  Zynga Inc.

Fund Name      Affiliated Underwriter
EQ/Franklin Core Balanced Portfolio (BlackRock - BIG C) PNC Capital Markets LLC

EQ/Global Bond PLUS Portfolio (BlackRock)  PNC Capital Markets LLC

EQ/Morgan Stanley Mid Cap Growth Portfolio  Morgan Stanley Asia Ltd.

EQ/Morgan Stanley Mid Cap Growth Portfolio  Morgan Stanley

EQ/Global Bond Plus Portfolio (BlackRock)  PNC Capital Markets LLC

EQ/Franklin Core Balanced Portfolio (BlackRock - BIG C) PNC Capital Markets LLC

EQ/Global Bond Plus Portfolio (BlackRock)  PNC Capital Markets LLC

EQ/Large Cap Growth PLUS Portfolio (Marsico)  Sanford C. Bernstein & Co., LLC

EQ/Wells Fargo Omega Growth Portfolio   Wells Fargo Securities LLC

EQ/Franklin Core Balanced Portfolio (BlackRock - BIG C) PNC Capital Markets LLC

EQ/Global Bond Plus Portfolio (BlackRock)  PNC Capital Markets LLC

EQ/Morgan Stanley Mid Cap Growth Portfolio  Morgan Stanley

EQ/Wells Fargo Omega Growth Portfolio   Wells Fargo Securities LLC

EQ/Morgan Stanley Mid Cap Growth Portfolio  Morgan Stanley

EQ/Global Multi-Sector Equity Portfolio   Morgan Stanely International plc &
(Morgan Stanley)     Morgan Stanley MUFG Securities Co. Ltd.

EQ/Morgan Stanley Mid Cap Growth Portfolio  Morgan Stanely International plc &
       Morgan Stanley MUFG Securities Co. Ltd.

EQ/Wells Fargo Omega Growth Portfolio   Wells Fargo Securities LLC

EQ/Morgan Stanley Mid Cap Growth Portfolio  Morgan Stanely

*   Goldman Sachs & Co., Barclays Capital Inc, China International Capital, Deutsche Bank,
HSBC, J.P. Morgan, Citigroup, KKR Capital Markets and Wells Fargo Securities